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                                                                    EXHIBIT 23.4

                               September 29, 1999

ValueClick, Inc.
6450 Via Real
Carpinteria, California 93013
Telephone: (805) 684-6060

    Re:  Consent to Use of Information in Registration Statement and Prospectus

Ladies and Gentlemen:

    The undersigned hereby grants to ValueClick, Inc., a Delaware corporation (the "Company"), permission to disclose the information that is highlighted in Exhibit A attached hereto, substantially in the form contained in Exhibit A, in the Company's Registration Statement on Form S-1 and related Prospectus which it intends to file shortly with the Securities and Exchange Commission.

    The undersigned acknowledges and understands that the proposed language is subject to some change and modification by the Company prior to its inclusion in the final Prospectus relating to this offering, including changes suggested by the staff of the Securities Exchange Commission, and that the language contained in the final Prospectus may vary somewhat from the language which is attached as Exhibit A.

    As a condition to the undersigned's permission, the Company will not sell any of the information included in Exhibit A and the undersigned will be credited as the source of the information.

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                                                       JUPITER COMMUNICATIONS

                                                       By:                /s/ KATE BERG
                                                            -----------------------------------------
                                                                            Kate Berg
                                                                     DIRECTOR, COMMUNICATIONS
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                                   EXHIBIT A

"Jupiter Communications estimates that in 1996, 15.2 million or 15.3% of U.S. households were Internet users, compared to 44.9 million or 44.1% in 1999, and projects that Internet use will grow to 67.6 million or 63.6% of U.S. households by 2003."

"Jupiter estimates that in 1998, $2.1 billion was spend on Internet advertising, and projects that this amount will grow to $11.5 billion by 2003."